Exhibit 10.1

FORM OF NOTICE OF GRANT OF PERFORMANCE STOCK UNIT AWARD

AVID BIOSERVICES, INC.
2018 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Avid Bioservices, Inc. (the “Company”) hereby grants this Performance Stock Unit Award (the “Award”) of the number of Performance Stock Units set forth in this Notice of Grant of Performance Stock Unit Award (the “Notice”) to the Grantee designated in this Notice, pursuant to the provisions of the Company’s 2018 Omnibus Incentive Plan (the “Plan”) and subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Performance Stock Units Award (the “Terms”). Together, this Notice and the attached Terms constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Grantee: [________________]

Date of Grant:   [________________]

Total Number of Performance Stock Units Granted: [________________]

Number of Performance Stock Units Granted for 2022 Performance Period: [__________]

Number of Performance Stock Units Granted for 2023 Performance Period: [__________]

Number of Performance Stock Units Granted for 2024 Performance Period: [__________]

Vesting Schedule:

The Performance Stock Units shall vest based on the achievement of the performance goals described in this section during three performance periods, which shall be the Company’s fiscal years ending April 30, 2022, April 20, 2023 and April 30, 2024 (collectively, the “Performance Periods” and individually, a “Performance Period”), provided that that Grantee does not incur a Separation from Service before the last day of the applicable Performance Period.

The performance goals for each Performance Period are fiscal year revenue (“Revenue”) and fiscal year adjusted net profits (“Adjusted Net Profits”), weighted 60% and 40%, respectively.  Adjusted Net Profits shall mean the Company’s net profits for the Performance Period as adjusted, subject to approval by the Board, for share based compensation, changes in accounting practice, Board-directed initiatives and other non-routine items.  Attainment of a performance goal shall be determined based on the Company’s financial statements for such Performance Period as audited by the Company’s independent public accounting firm.

The number of Performance Stock Units that shall become vested for each Performance Period shall be determined as follows:

2022 Performance Period

Performance Multiplier	Percentage Vested	Revenue (60%)	Adjusted Net Profits (40%)
Maximum - 200%	100%
Mid- 150%	75%
Target - 100%	50%
Threshold - 50%	25%
Below Threshold	0%

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2023 Performance Period

Performance Multiplier	Percentage Vested	Revenue (60%)	Adjusted Net Profits (40%)
Maximum - 200%	100%
Mid- 150%	75%
Target - 100%	50%
Threshold - 50%	25%
Below Threshold	0%

2024 Performance Period

Performance Multiplier	Percentage Vested	Revenue (60%)	Adjusted Net Profits (40%)
Maximum - 200%	100%
Mid- 150%	75%
Target - 100%	50%
Threshold - 50%	25%
Below Threshold	0%

The applicable vesting percentage for performance between the 25% and 50% thresholds, between the 50% and 75% thresholds and between the 75% and 100% thresholds shall be ratably increased.

Only a whole number of Performance Stock Units shall become vested as of the last day of any given Performance Period. If the number of Performance Stock Units determined as of the last day of a Performance Period is a fractional number, the number vesting will be rounded down to the nearest whole number with any fractional portion carried forward. No Performance Stock Units shall become earned and vested following Grantee’s Separation from Service, except as expressly provided in the Terms below, as applicable, or as otherwise provided pursuant to the terms of the Plan. Refer to Section 15.3 of the Plan in the event of the occurrence of a Change in Control.

Grantee acknowledges and agrees that by clicking the “ACCEPT” button on the corresponding on-line grant acceptance response page, it will act as Grantee’s electronic signature to this Agreement and will constitute Grantee’s acceptance of and agreement with all of the terms and conditions of the Award, as set forth in the Agreement and the Plan.

Avid Bioservices, Inc.

Daniel R. Hart

Chief Financial Officer

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TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.	Grant of Units.

(a)       The Performance Stock Unit Award (the “Award”) granted by Avid Bioservices, Inc. (the “Company”) to the Grantee specified in the Notice of Grant of Performance Stock Unit Award (the “Notice”) to which these Terms and Conditions of Performance Stock Unit Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms. Together, the Notice and these Terms constitute the “Agreement.” A Prospectus describing the Plan has been delivered to the Grantee. The Plan itself is available upon request. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes of the Plan, a Performance Stock Unit shall be considered a Restricted Stock Unit (as defined in the Plan).

(b)       As of the Grant Date set forth in the Notice, the Company grants to the Grantee the number of Performance Stock Units (“Units”) set forth in the Notice. Each Unit represents the right to receive one share of Common Stock at a future date after the Unit has become earned and vested, subject to the terms and conditions of this Agreement.

(c)       The Units covered by this Award shall become earned and vested in accordance with the schedule set forth in the Notice. Each earned and vested Unit shall be settled on the dates specified in the Notice by issuance of one share of Common Stock on or as soon as administratively practicable (but no more than 75 days) after the applicable vesting and/or settlement date specified in the Notice, subject to the requirements of (i) Section 4 (Responsibility for Taxes), Section 6 (Regulatory Restrictions on the Shares Issued Upon Settlement), and Section 7(k) (Recovery of Compensation) of this Agreement and (ii) Section 17.9 of the Plan (regarding a potential six-month delay in settlement for awards to certain Grantees to the extent determined by the Company to be necessary to comply with Section 409A).

(d)       Units constitute an unfunded and unsecured obligation of the Company. The Grantee shall not have any rights of a stockholder of the Company with respect to the shares of Common Stock underlying the Units unless and until the Units become earned and vested and are settled by the issuance of shares of Common Stock. Upon issuance of shares of Common Stock in connection with the settlement of vested Units, the Grantee shall be the record owner of the shares of Common Stock unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a stockholder of the Company (including voting rights).

(e)       The Grantee may designate a beneficiary to receive payment in connection with the Units in the event of the Grantee’s death in accordance with the Company’s beneficiary designation procedures, as in effect from time to time. If the Grantee does not designate a beneficiary, or if the Grantee’s designated beneficiary does not survive the Grantee, then the Grantee’s beneficiary will be the Grantee’s estate.

(f)       The Units shall not entitle the Grantee to receive any dividend equivalents with respect to any cash dividend that is otherwise paid with respect to shares of the Common Stock.

2.	Restrictions. Subject to any exceptions set forth in this Agreement, until such time as the Units become earned and vested and are settled in Common Stock in accordance with Section 1, the Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Units will be forfeited by the Grantee and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

3.	Cancellation of Rights. If any portion of the Units fail to become earned and vested (for example, because the performance goals are not satisfied or the Grantee incurs a Separation from Service before the last day of a Performance Period (as defined in the Notice), then such Units shall be immediately forfeited as of the date of such failure and all of the Grantee’s rights to such Units shall immediately terminate without any payment of consideration by the Company.

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4.	Responsibility for Taxes.

(a)       Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units or the subsequent sale of Common Stock acquired upon vesting; and (ii) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items.

(b)       Prior to vesting of the Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all minimum withholding obligations of the Company. In this regard, the Grantee authorizes the Company in its discretion, to the extent permissible under applicable law, to (i) sell or arrange for the sale of Common Stock that the Grantee acquires to meet the minimum withholding obligation for Tax-Related Items, and/or (ii) withhold in shares of Common Stock, provided that the Company only withholds the amount of Common Stock necessary to satisfy the minimum withholding amount. If the foregoing does not result in sufficient proceeds to meet the minimum withholding obligation for Tax-Related Items, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver Common Stock in payment of any earned and vested Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 4.

5.	Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement, the Prospectus and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

6.	Regulatory Restrictions on the Shares Issued Upon Settlement. Notwithstanding the other provisions of this Agreement, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations on the issuance of Common Stock with respect to this Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

7.	Miscellaneous.

(a)       Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)       Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)       Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

(d)       Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

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(e)       Governing Law. This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of California as they apply to contracts made, delivered and performed in the State of California. Any dispute arising hereunder shall be resolved by binding arbitration before the American Arbitration Association under its Commercial Arbitration Rules before a single arbitrator. The parties will mutually determine the arbitrator from a list of arbitrators obtained from the American Arbitration Association office located in Orange County, California. If the parties are unable to agree on the arbitrator, the arbitrator will be selected by the American Arbitration Association with a preference for selecting a retired federal district judge or state superior court judge as the arbitrator.

(f)       Venue. Any arbitration, legal or equitable action or any proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from the Agreement, or any provision hereof, shall exclusively be filed and adjudicated in Orange County, California and no other venue.

(g)       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(h)       Conflicts; Amendment. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Award. The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan, the Award, and the Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Company and the Grantee.

(i)       No Right to Continued Employment. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

(j)       Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

(k)       Recovery of Compensation. In accordance with Section 3.3 of the Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) any policies adopted by the Company to implement such requirements, and (iii) the Company’s Clawback Policy, as in effect from time to time, all to the extent determined by the Committee to be applicable to the Grantee.

(l)       Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(m)       Restrictive Covenants. If the Grantee is subject to any employment-related covenants (including covenants regarding non-competition, non-solicitation of customers/employees and preservation of confidential information) under any agreement with the Company or any Subsidiary, the vesting and receipt of benefits under this Award is specifically conditioned on the Grantee’s compliance with such covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that the Grantee has materially breached any such covenants, the Company will be entitled to (i) cause any unvested portion of the Award to be immediately canceled without any payment of consideration by the Company and (ii) recover from the Grantee in its sole discretion some or all of the shares of Stock (or proceeds received by the Grantee from such shares of Stock) paid to the Grantee pursuant to this Agreement. The Grantee recognizes that if the Grantee breaches any such covenants, the losses to the Company and/or its Subsidiaries may amount to the full value of any shares of Stock paid to the Grantee pursuant to this Agreement.

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